Hamilton & Associates Law Group, P.A.

Attorneys   Counselors   Consultants

                          101 Plaza Real S, Suite 202N Boca Raton, FL 33432

www.SecuritiesLawyer101.com

          Telephone:  561-416-8956 Facsimile:  561-416-2855

February 6, 2015

Soft Landing Labs Ltd.

747 North Church Road, Suite F4

Elmhurst, IL 60126

Re: Registration on Form S-1

Gentlemen:

We have acted as counsel to Soft Landing Labs Ltd. (the “Company”), an Illinois corporation in connection with a registration statement on Form S-1, (the “Registration Statement”), pursuant to the Securities Act of 1933 (the “Securities Act”), filed on February 6, 2015, by the Company with the Securities and Exchange Commission.

The Registration Statement covers an offering of 5,000,000 shares of common stock, $0.000001 par value per share (the “Shares”) at a public offering price of $1.00 per share as set forth in the Company’s Registration Statement.

In so acting, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, we are of the opinion that:

(i) the Stock is duly and validly issued, fully paid and non-assessable, and

(ii) the issuance of the Stock has been duly authorized.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the internal laws of the State of Illinois and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

Hamilton & Associates Law Group, P. A.

By: /s/ Brenda Lee Hamilton

Brenda Lee Hamilton, Esquire

Principal of Hamilton & Associates Law Group, P.A.
      For the Firm

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